EXHIBIT 99.1
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                                  PRESS RELEASE
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   WEINER'S STORES, INC. CHAIRMAN, PRESIDENT AND CEO, HERBERT R. DOUGLAS, TO
  RETIRE; RAYMOND J. MILLER NAMED NEW CHAIRMAN, PRESIDENT AND CEO; CHANGES IN
                               SENIOR MANAGEMENT

         Houston -- (Business Wire) - June 28, 2000 -- Weiner's Stores, Inc. (OTCBB: WEIR) today reported that its chairman, president and CEO, Herbert R. Douglas, has announced his retirement. Mr. Douglas will continue to serve on the board and as a consultant to the company. Raymond J. Miller, currently executive vice president, chief operating officer and chief financial officer, will take the helm as the company's new chairman, president and chief executive officer effective immediately.

         In making the announcement, Mr. Douglas stated, "In my five years at Weiner's Stores, I take pride in having stabilized and reformatted the company, built a first-class management team from the ground up, re-energized the stores, built vendor support and introduced many new merchandise concepts and categories." Mr. Douglas further stated, "The current timing is perfect for a transition to a new chairman, president and chief executive officer. Ray Miller brings a wealth of experience in financial management, operational expertise and leadership abilities developed during his 25-year retail career."

         Commenting on his new duties at Weiner's Stores, Mr. Miller said, "I am excited to be able to continue the turnaround begun by Herb Douglas and the company's management team. With continued execution and strong merchandising, we are poised to grow our market share in the southwest. To better serve our stockholders, customers and fellow associates, we are pleased to announce several other corporate promotions, effective immediately.

         "Joseph J. Kassa, senior vice president, general merchandise manager, has been promoted to executive vice president, general merchandise manager. Mr. Kassa has been with the company since 1996.

         "Michael S. Marcus, vice president, controller and treasurer, has been promoted to vice president, chief financial officer and secretary. Mr. Marcus has been with the company since 1997. In addition to Mr. Marcus' current responsibilities, the MIS/EDP Department will report to him.

         "David DeLeon, director of the distribution center, has been promoted to vice president, administration. Mr. DeLeon has been with the company since 1986.

         "Messrs. Kassa, Marcus and DeLeon will report to Mr. Miller. Also reporting to Mr. Miller will be Mr. James L. Berens, senior vice president stores and operations and Ms. Stephanie Jacobson, director of human resources.


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         "Ms. Valerie Mander, divisional merchandise manager, women's, has been promoted to vice president, divisional merchandise manager, women's. Ms. Mander has been with the company since 1996. Ms. Mander reports to Mr. Kassa.

         "Ms. Janie Hubbard, production manager, distribution center, has been promoted to manager, distribution center. Ms. Hubbard has been with the company since 1987. Ms. Hubbard reports to Mr. DeLeon."

         Weiner's is a convenient neighborhood family retailer that offers a complete assortment of branded products for value-conscious consumers. Currently, approximately 3,700 associates are employed at the 139 stores that are operated in Texas, Louisiana, Mississippi and Arkansas. Visit our web site at www.weiners.com.

         This press release contains forward-looking statements. Such statements inherently are subject to a variety of risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, among others, general economic and business conditions, changes in foreign, political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, the ability of the Company and its competitors to predict fashion trends and customer preferences and achieve further market penetration and additional customers, consumer apparel buying patterns, adverse weather conditions, inventory risks due to shifts in market demand, issues and various other matters, many of which are beyond the Company's control. These forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement contained herein to reflect any change in the Company's expectations with regard thereto or any change in events, conditions or circumstances on which such statement is based.

         Contact: Weiner's, Houston
                  Raymond J. Miller, 713/688-1331 ext. 343



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